Exhibit 99.1

Contact:	info@sciodiamond.com	FOR IMMEDIATE RELEASE
(864) 751-4880

Scio Diamond Reports First Quarter FY 2017 Results

Lab-grown diamond producer shows 7.5% revenue growth

GREENVILLE, SC, August 15, 2016 – Scio Diamond Technology Corp. (OTCPINK: SCIO), a leading lab-grown diamond producer, announced financial results for its fiscal 2017 first quarter ended June 30, 2016.

“We are pleased to report quarterly revenue growth as a result of the Company’s increased production capacity and renewed focus on growing near-colorless, white diamond gemstones,” said Gerald McGuire, Scio Diamond CEO.

After the Company returned to full production in April, following the previously reported December 2015 shutdown, it has experienced strong monthly revenue growth. This growth continued into July and Scio anticipates this trend will continue as production yields improve and overall diamond industry demand increases through the end of the calendar year.

Added McGuire, “Over the past two months, we’ve made significant progress. The carat weight of our diamonds continues to increase, our color and clarity capabilities continue to improve, our customer base is growing, and we are beginning to see the resulting improvements in our financials. While short-term cash requirements continue to challenge our efforts, we are optimistic about the market potential for our lab-grown diamonds, and are encouraged by the increasing demand we are seeing from our customers.”

First Quarter Results, 3 Months Ended June 30, 2016

Scio Diamond generated total revenue of $185,061 in Q1 FY 2017, an increase of 7.5%, or $12,886, from $172,175 in total revenue in Q1 FY 2016. The increase related primarily to increases in price of the products sold as the Company shifted its sales focus to white diamond gemstone material.

Cost of goods sold for Q1 FY 2017 was $547,149, an increase of 31.7%, or $131,782, from $415,367 for Q1 FY 2016. The increase in cost of goods sold was primarily due to increased manufacturing costs as the Company’s product focus shifted to white diamond gemstone material.

Salaries and benefits expense for Q1 FY 2017 was $312,589, an increase of $110,287, from $202,302 for Q1 FY 2016. The increase was primarily due to the Company recognizing $168,543 in non-cash stock based compensation expense in Q1 FY 2017 compared to $64,501 in the year-ago quarter.

Professional and consulting fees for Q1 FY 2017 were $141,088, an increase of $89,145 from $51,943 for Q1 FY 2016.  Q1 FY 2016 results were lower than usual due to $102,311 in payments by our insurance carrier and other reversals of past professional fees. Adjusting for these reductions, professional fees would have been $154,254 for Q1 FY 2016 compared to $141,088 for Q1 FY 2017.

Other operating expenses, consisting of rent and facilities, marketing, and general and administrative expenses, were $120,450 for Q1 FY 2017, a decrease of $32,293, from $152,743 for the year-ago quarter. The decrease in other operating expenses in Q1 FY 2017 was primarily due to reduced marketing, and general and administrative expenses during the quarter.

Depreciation and amortization expense was $245,460 for Q1 FY 2017, compared to $198,405 for Q1 FY 2016.

Loss from operations in Q1 FY 2017 was $(1,181,675), compared to $(848,585) for the year-ago quarter.

Cash and cash equivalents were $67,898 at June 30, 2016 versus $192,880 at March 31, 2016. This decrease in cash was due to the cash used in operations offset by proceeds from the sale of common stock.

About Scio Diamond

Scio Diamond employs a patent-protected chemical vapor deposition process to produce high-quality, single-crystal near colorless and fancy-colored diamonds for the jewelry market in a controlled laboratory setting. Lab-grown diamonds are chemically, physically and optically identical to “earth-mined” diamonds. Scio’s technology offers the flexibility to produce lab-grown diamonds in size, color and quality combinations that are rare in earth-mined diamonds. Scio also delivers diamond materials for advanced industrial, medical and semiconductor applications. www.sciodiamond.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Scio to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “would,” “forecast,” “potential,” “continue,” “contemplate,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. Actual results of the Company could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company has no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

The condensed statements of operations, balance sheets and statements of cash flows are unaudited.

SCIO DIAMOND TECHNOLOGY CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
For the Three Months Ended June 30, 2016 and 2015

(Unaudited)

	Three Months Ended	Three Months Ended
	June 30, 2016	June 30, 2015
Revenue
Revenue, net	$185,061	$172,175

Cost of goods sold
Cost of goods sold	547,149	415,367

Gross margin (deficit)	(362,088)	(243,192)

General and administrative expenses
Salaries and benefits	312,589	202,302
Professional fees	141,088	51,943
Rent and facilities expense	41,784	39,013
Marketing costs	3,071	28,183
Corporate general and administrative	75,595	85,547
Depreciation and amortization	245,460	198,405

Total general and administrative expenses	819,587	605,393

Loss from operations	(1,181,675)	(848,585)

Other expense
Income (loss) from joint venture – RCDC	(20,369)	16,339
Interest expense	(62,116)	(44,849)

Net loss	$(1,264,160)	$(877,095)

Loss per share
Basic:
Weighted average number of shares outstanding	62,446,500	56,534,466
Loss per share	$(0.02)	$(0.02)
Fully diluted:
Weighted average number of shares outstanding	62,446,500	56,534,466
Loss per share	$(0.02)	$(0.02)

SCIO DIAMOND TECHNOLOGY CORPORATION

CONDENSED BALANCE SHEETS

As of June 30, 2016 and March 31, 2016

	June 30,	March 31,
	2016	2016
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$67,898	$192,880
Accounts receivable	178,651	175,448
Deferred contract costs	142,471	142,471
Inventory, net	160,171	189,527
Prepaid expenses	34,893	52,150
Prepaid rent	13,475	19,238

Total current assets	597,559	771,714

Property, plant and equipment
Facility	886,630	886,630
Manufacturing equipment	3,308,299	3,294,425
Other equipment	73,543	73,543
Construction in progress	11,107	24,981
Total property, plant and equipment	4,279,579	4,279,579
Less accumulated depreciation	(2,243,603)	(2,085,508)
Net property, plant and equipment	2,035,976	2,194,071

Intangible assets, net	6,984,074	7,225,446
Investment in joint venture – RCDC	27,902	48,271

TOTAL ASSETS	$9,645,511	$10,239,502

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$577,633	$438,466
Customer deposits	4,784	46,096
Deferred revenue	174,280	174,280
Accrued expenses	529,916	353,921
Current portion of notes payable	98,999	98,999
Current portion of capital lease obligation	122,495	122,495

Total current liabilities	1,508,107	1,234,257

Notes payable, non-current	2,201,001	2,201,001
Capital lease obligation, non-current	71,994	71,994
Other liabilities	88,569	88,569

TOTAL LIABILITIES	3,869,671	3,595,821

Common stock $0.001 par value, 75,000,000 shares authorized; 65,098,291 and 63,919,291 shares issued and outstanding at June 30, 2016 and March 31, 2016, respectively	65,098	63,919
Additional paid-in capital	29,337,200	28,942,060
Accumulated deficit	(23,626,458)	(22,362,298)

Total shareholders’ equity	5,775,840	6,643,681

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$9,645,511	$10,239,502

SCIO DIAMOND TECHNOLOGY CORPORATION
CONDENSED STATEMENTS OF CASH FLOW
For the Three Months Ended June 30, 2016 and 2015

(Unaudited)

	Three Months Ended	Three Months Ended
	June 30, 2016	June 30, 2015

Cash flows from operating activities:
Net loss	$(1,264,160)	$(877,095)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	401,417	339,072
Employee stock based compensation	168,543	64,501
Loss/(income) from joint venture – RCDC	20,369	(16,339)
Changes in assets and liabilities:
Decrease/(increase) in accounts receivable and deferred revenue	(3,203)	28,421
Decrease in prepaid expenses and rent	21,070	8,501
Decrease/(increase) in inventory and deferred contract costs	29,356	(20,263)
Increase in accounts payable	139,167	44,447
Decrease in customer deposits	(41,312)	(2,796)
Increase/(decrease) in accrued expenses	175,995	(137,314)
Decrease in other liabilities	—	(7,381)

Net cash used in operating activities	(352,758)	(576,246)

Cash flows from investing activities:
Purchase of property, plant and equipment	—	(19,916)

Net cash used in investing activities	—	(19,916)

Cash flows from financing activities:
Proceeds from sale of common stock, net of fees	227,776	—
Proceeds from exercise of stock options	—	5,738

Net cash provided by financing activities	227,776	5,738

Change in cash and cash equivalents	(124,982)	(590,424)
Cash and cash equivalents, beginning of period	192,880	767,214

Cash and cash equivalents, end of period	$67,898	$176,790
Supplemental cash flow disclosures:
Cash paid for:
Interest	$—	$23,764
Income taxes	$—	$—

Non-cash investing and financing activities:
Purchase of property, plant and equipment in accounts payable	$—	$(146,816)
Purchase of property, plant and equipment in accrued expenses	$—	$(92,000)